UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2023 (September 12, 2023)

BURLINGTON STORES, INC.

(Exact Name of Registrant As Specified In Charter)

Delaware	001-36107	80-0895227
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2006 Route 130 North

Burlington, New Jersey 08016

(Address of Principal Executive Offices, including Zip Code)

(609) 387-7800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Convertible Notes Offering

On September 12, 2023, Burlington Stores, Inc. (the “Company”) closed the issuance of approximately $297 million aggregate principal amount of its 1.25% convertible senior notes due 2027 (the “New Convertible Notes”) pursuant to separate, privately negotiated exchange and subscription agreements (the “Exchange and Subscription Agreements”) with a limited number of holders of its 2.25% convertible senior notes due 2025 (the “Existing Convertible Notes”) and certain investors, in each case pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Exchange and Subscription Agreements, the Company exchanged approximately $241 million in aggregate principal amount of the Existing Convertible Notes for approximately $255 million in aggregate principal amount of the New Convertible Notes (collectively, the “Exchange Transaction”). The Company also issued approximately $42 million in aggregate principal amount of New Convertible Notes in a private placement to certain investors (the “Subscription Transaction” and, together with the Exchange Transaction, the “Transactions”). An aggregate of up to 1,422,568 shares of common stock may be issued upon conversion of the New Convertible Notes, which number is subject to adjustment up to an aggregate of 1,911,372 shares following certain corporate events that occur prior to the maturity date or if the Company issues a notice of redemption, and which is also subject to certain anti-dilution adjustments. In connection with the Transactions, the Company repurchased an aggregate of 165,975 shares of Common Stock at a price per share of $155.42.

Indenture

The New Convertible Notes were issued pursuant to an Indenture, dated as of September 12, 2023, (the “Indenture”) between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). The Indenture provides, among other things, that the New Convertible Notes are general unsecured obligations of the Company. The New Convertible Notes will bear interest at a rate of 1.25% per year, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2023. The New Convertible Notes will mature on December 15, 2027, unless earlier converted, redeemed or repurchased.

Prior to the close of business on the business day immediately preceding September 15, 2027, the New Convertible Notes will be convertible at the option of the holders only upon the occurrence of certain events and during certain periods. Thereafter, the New Convertible Notes will be convertible at the option of the holders at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The New Convertible Notes have an initial conversion rate of 4.8560 shares per $1,000 principal amount of New Convertible Notes (equivalent to an initial conversion price of approximately $205.93 per share of the Company’s common stock), subject to adjustment if certain events occur. The initial conversion price represents a conversion premium of approximately 32.50% over $155.42 per share, the last reported sale price of the Company’s common stock on September 7, 2023 (the pricing date of the offering) on The New York Stock Exchange. Upon conversion, the Company will pay cash up to the aggregate principal amount of New Convertible Notes being converted, and pay (and deliver, if applicable) cash, shares of the Company’s common stock or a combination thereof, at its election, in respect of the remainder (if any) of the Company’s conversion obligation in excess of such aggregate principal amount. The Company will not be able to redeem the New Convertible Notes prior to December 20, 2025. On or after December 20, 2025 and prior to the 21st scheduled trading day immediately preceding December 15, 2027, the Company will be able to redeem for cash all or any portion of the New Convertible Notes, at its option, if the last reported sale price of the Company’s common stock is equal to or greater than 130% of the conversion price for a specified period of time, at a redemption price equal to 100% of the aggregate principal amount of the New Convertible Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If the Company undergoes a “fundamental change” as defined in the Indenture, subject to certain conditions, holders of the New Convertible Notes may require the Company to repurchase for cash all or any portion of their New Convertible Notes. The fundamental change repurchase price will be 100% of the aggregate principal amount of the New Convertible Notes to be repurchased plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

If certain corporate events that constitute a “make-whole fundamental change” as set forth in the Indenture occur prior to the maturity date, or if the Company calls all or any portion of the New Convertible Notes for redemption, the conversion rate may, in certain circumstances, be increased for a holder who elects to convert its New Convertible Notes in connection with such event.

The Indenture contains customary events of default. In the case of an event of default arising from certain events of bankruptcy, insolvency or other similar law, with respect to the Company, all outstanding New Convertible Notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the New Convertible Notes then outstanding may declare the New Convertible Notes due and payable immediately.

The foregoing description of the Indenture and the New Convertible Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture (and the Form of Note included therein), which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The New Convertible Notes were sold in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for resale to qualified institutional buyers pursuant to Rule 144A of the Securities Act. The Company does not intend to file a shelf registration statement for the resale of the Notes or any common stock issuable upon conversion of the New Convertible Notes. Any shares of common stock that may be issued upon conversion of the New Convertible Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. If the Company elects to settle in shares of common stock the remainder of any conversion obligation in excess of the aggregate principal amount of New Convertible Notes being converted, an aggregate of up to 1,422,568 shares of common stock may be issued upon such conversion, which number is subject to adjustment up to an aggregate of 1,911,372 shares following certain corporate events that occur prior to the maturity date or if the Company issues a notice of redemption, and which is also subject to certain anti-dilution adjustments. Additional information pertaining to the New Convertible Notes and the shares of common stock (if any) issuable upon conversion of the New Convertible Notes is contained in Item 1.01 of this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of September 12, 2023, between the Company and Wilmington Trust, National Association, as trustee (including form of 1.25% Convertible Senior Notes due 2027).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Burlington Stores, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2023

BURLINGTON STORES, INC.

By:	/s/ David Glick
David Glick
Group Senior Vice President of Investor Relations and Treasurer

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